UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11611 San Vicente Boulevard, Suite 500
Los Angeles, California	90049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares, each representing a 1/40th interest in a share of 7.75% fixed rate reset non-cumulative perpetual preferred stock, Series F	BANC/PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, Banc of California, Inc. (the “Company”) and its wholly owned subsidiary Banc of California (the “Bank”) announced the appointment of Karen Hon, age 48, as Chief Accounting Officer of the Company and the Bank, effective as of the same date. Ms. Hon most recently served as Chief Accounting Officer of SVB at First Citizens Bank from 2023 to 2024 and previously served in various finance and accounting roles at Silicon Valley Bank since 2006, including since 2020 as Chief Accounting Officer. Prior to joining Silicon Valley Bank, Ms. Hon was an auditor at KPMG LLP. She received a bachelor’s degree in Economics and Psychology from the University of British Columbia and is a Chartered Professional Accountant.

In connection with her appointment as Chief Accounting Officer of the Company, Ms. Hon will receive an annual base salary of $425,000, which may be modified from time to time as determined by the Company’s management in its sole discretion. In addition, Ms. Hon will be eligible to receive an annual bonus and to participate in the Company’s equity incentive plan and receive long term incentive equity (“LTI”) awards on a periodic basis at the discretion of the Joint Compensation, Nominating and Governance Committee of the Company Board of Directors and the Bank Board of Directors. In connection with her appointment, Ms. Hon also became a participant in the Company’s Executive Change in Control Severance Plan.

Ms. Hon has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K. Ms. Hon also does not have any family relationships with any of the Company’s executive officers or directors required to be disclosed pursuant to Item 401(d) of Regulation S-K, nor has she engaged in any related party transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Upon Ms. Hon’s appointment, she assumed the responsibilities of the Company’s principal accounting officer from Jeffrey Krumpoch, who ceased to serve as Interim Chief Accounting Officer, pending his retirement.

Item 7.01 Regulation FD Disclosure.

On March 4, 2025, the Company issued a press release with respect to Ms. Hon’s appointment. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1         Banc of California, Inc. Press Release dated March 4, 2025

104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
/s/ Ido Dotan
Ido Dotan
EVP, General Counsel, Chief Administrative Officer, and Corporate Secretary
Date: March 4, 2025